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                            SCHEDULE 14(A) INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[   ]	Preliminary Proxy Statement
[   ]	Definitive Proxy Statement					[   ]	Confidential, for Use of the
[   ]	Definitive Additional Materials						 Commission only (as
[X]	Soliciting Material Under Rule 14a - 12					 permitted by Rule 14a-6(e)(2))

                         FIRST AMERICAN CAPITAL CORPORATION
                          Attn:  Harland Priddle, Chairman
                          1303 S.W. First American Place
                              Topeka, Kansas 66604
                               Phone: 785/267-7077
                       with a copy to William Schutte, Esq.
                        Polsinelli, Shalton & Welte, P.C.
                        6201 College Boulevard, Suite 500
                           Overland Park, Kansas 66211
                              Phone: 913/451-8788
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
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2) Aggregate number of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4) Proposed maximum aggregate value of transaction:
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5) Total fee paid:
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[   ]	Fee paid previously with preliminary materials.
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[   ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount previously paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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May 2, 2003


Dear Fellow Shareholder:

I am writing to alert you to an important development concerning First American Capital Corporation's 2003 Annual Meeting. A group calling itself the "First American Committee for the Protection of Shareholder Value" is attempting to take control of your Board of Directors and is soliciting proxies for the election of its own slate of directors. The current Board does not believe that such a change would be in your best interests.

The group seeking to take control of the Board is headed and funded by Citizens, Inc., an Austin, Texas-based insurance holding company. In December 2002, Citizens made an unsolicited offer to acquire First American, but withdrew its offer when your Board requested a provision in the acquisition agreement that would have permitted us to test whether the Citizens' offer represented the best alternative available to the First American shareholders. In recent filings with the Securities and Exchange Commission, Citizens disclosed its continuing interest in acquiring First American. Although Citizens owns directly no shares of First American common stock, it has acquired, in building up to its proxy solicitation, the right to vote on a shared basis 658,320 shares of First American common stock. Voting power was secured for most of these shares when two former First American executives, Michael Fink and Rickie Meyer, granted irrevocable proxies to the president of Citizens. As you will recall, Mr. Fink was the chairman of the board of First American from its inception in 1996 until November 2002, when the Board did not renew his contract. Mr. Meyer was First American's president from its inception until February 2003, when the Board did not renew his contract. Mr. Meyer and Mr. Fink now have employment or consulting relationships with Citizens.

WE OPPOSE THE CITIZENS GROUP SOLICITATION AND URGE THAT YOU NOT SIGN THE WHITE PROXY CARD SENT TO YOU BY THE CITIZENS GROUP.

While the Citizens group states in its proxy materials that it will consider all alternatives to maximize shareholder value, your Board believes that the group's proxy solicitation is the next step in Citizens' effort to acquire First American on terms favorable to Citizens. Your Board believes that a number of options and alternatives are available to First American in building shareholder value. The Board's nominees are, in our view, in the best position to assess and evaluate alternatives to enhancing shareholder value, including a sale of First American to a third party if warranted.

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In your mail, you will soon be receiving First American's Proxy
Statement and Blue Proxy Card for the June 2, 2003 Annual Meeting. First American's Proxy Statement advances a slate of highly experienced and respected businessmen to serve as Directors for your company:

      Paul E. "Bud" Burke
      Edward C. Carter
      Kenneth L. Frahm
      Stephen J. Irsik, Jr.
      John G. Montgomery
      Harland E. Priddle
      Gary E. Yager
      Thomas M. Fogt


About the same time, you will be receiving a different proxy card from Citizens advancing its own candidates. In the Citizens' proxy materials are numerous claims made against your Board and First American's current management team in an effort to sway your vote to this alternate group of individuals.

Before you decide, we want you to know the following:

In evaluating Citizens' proposal, the Board could not fulfill its duty to the shareholders to act in an informed manner without requiring a "market check" provision in the acquisition agreement.

Citizens twice refused First American's request to include a "market check" provision into the terms of the acquisition that would have allowed your Board of Directors to independently evaluate whether the Citizens' offer represented the best alternative that could be obtained by the shareholders. Whether or not you believe selling First American would have been the right thing to do, doesn't it make sense that the Board would want to have an understanding of First American's value, the relationship of Citizens' bid to that value, and whether the Citizens' offer was the best available alternative, before recommending the transaction to the shareholders?

For most shareholders, the Citizens' offer would not have allowed for a return of their initial investment.

If the original Citizens transaction had taken place either time at the valuations proposed, nearly all (almost 98 percent) of our shareholders would have recognized a 30 percent loss on their original investments.

Five of the eight Citizens group nominees have a financial relationship with Citizens.

A majority of the Citizens group nominees are associated with Citizens either as a shareholder, executive officer, employee or consultant. In any future dealings between First American and Citizens, can these nominees be expected to act in the best interest of First American and its shareholders? The Board thinks they will not.

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* As compared with the Citizens group nominees, your current management and the Board nominees listed on the Blue Proxy Card are in the best position to determine First American's future direction and to represent your best interests.

By not short-changing their obligation to consider the Citizens' proposal in an informed manner, the Board members demonstrated their commitment to fulfilling their fiduciary duty to all shareholders of First American - without regard to each board member's personal financial interest. Unlike those shareholders that invested in First American's public offering and who paid $5.00 per share for their stock, the Board members (who, like the other founders, bought their shares at a price of $.10 per share) would have realized a significant financial benefit from the proposed business combination with Citizens. The Board's nominees will continue to put the financial interests of all of our shareholders ahead of their personal interests.

Please watch your mail for the First American Proxy Statement and Blue Proxy Card and return it promptly in accordance with the instructions on the Blue Proxy Card.

Sincerely,


Harland E. Priddle
Chairman of the Board
First American Capital Corporation

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ADDITIONAL INFORMATION

On April 28, 2003, First American filed a preliminary proxy statement with the Securities and Exchange Commission relating to First American's solicitation of proxies from the shareholders of First American with respect to the First American 2003 Annual Meeting of Shareholders.
First American will file with the Commission, and will furnish to First American shareholders, a definitive proxy statement and may file other proxy solicitation materials. FIRST AMERICAN ADVISES SECURITY HOLDERS TO READ ITS DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

First American's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of First American's definitive proxy statement, when it becomes available, by writing to First American at 1303 S.W. First American Place, Topeka, Kansas 66604. Detailed information regarding the names, affiliation and interest of individuals who may be deemed participants in the solicitation of proxies of First American's shareholders is provided below and is available in solicitation materials on Schedule 14(A) filed by First American with the SEC.

First American and certain directors of First American may be deemed participants in the solicitation of proxies in respect of electing the Board of Directors of First American at the 2003 Annual Meeting of Shareholders of First American. Those directors of First American are Paul E. Burke, Jr., Edward C. Carter, Kenneth J. Frahm, Stephen J. Irsik, Jr., John G. Montgomery, Harland E. Priddle, Gary E. Yeager and Thomas M. Fogt. Additional information with respect to the beneficial ownership of those directors of First American's common stock is set forth in the preliminary proxy statement filed by First American on April 28, 2003.

LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this notice that are not historical are forward-looking statements, including statements regarding First American's beliefs, expectations, hopes or intentions regarding the future. It important to note that actual outcomes and First American's actual results could differ materially from forward-looking statements. First American assumes no obligation to update any forward-looking statement.